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                                                                EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interspeed, Inc. on Form S-8 of our report dated October 21, 1999, appearing in the Annual Report on Form 10-K of Interspeed, Inc. for the year ended September 30, 1999.


/s/ Deloitte & Touche LLP
Boston, Massachusetts

August 23, 2000